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                                                                    EXHIBIT 10.3



                      SECOND AMENDMENT TO RIGHTS AGREEMENT

THIS SECOND AMENDMENT TO RIGHTS AGREEMENT (this "Amendment"), dated as of April 24, 2000, is made by and between ARV ASSISTED LIVING, INC., a Delaware corporation (the "Company"), and CHASEMELLON SHAREHOLDER SERVICES, L.L.C. (the "Rights Agent").

                                    RECITALS

                  A. WHEREAS, the Company and the Rights Agent are parties to that certain Rights Agreement dated as of May 14, 1998, as amended as of October 21, 1998 (the "Rights Agreement"); and

                  B. WHEREAS, pursuant to Section 26 of the Rights Agreement, the Company and the Rights Agent desire to amend the Rights Agreement as set forth below;

                  NOW, THEREFORE, the Rights Agreement is hereby amended as follows:

                    Amendment of Section 1.1. Section 1.1 of the Rights Agreement is hereby amended and restated to read in its entirety as follows:

         "1.1 "Acquiring Person" shall mean any Person (as such term is hereinafter defined) who or which, together with all Affiliates and Associates (as such terms are hereinafter defined) of such Person, shall be the Beneficial Owner (as such term is hereinafter defined) of 10% or more of the Common Shares of the Company then outstanding but shall not include (i) an Exempt Person or
(ii) any Approved Holder (as defined below), unless and until such time as such Approved Holder shall become the Beneficial Owner of 50% or more of the Common Shares of the Company then outstanding; provided, however, that (x) no Person (including but not limited to the Approved Holder) shall be deemed to Beneficially Own any Common Shares held by any other person that is a party to that certain Stockholders' Voting Agreement dated October 29, 1997 by and among Prometheus Assisted Living LLC ("Prometheus"), Lazard Freres Real Estate Investors L.L.C. ("LFREI"), and certain stockholders of the Company; and provided further that (y) if at any time (A) any Approved Holder shall be deemed to be the Beneficial Owner of more than 750,000 Common Shares solely by reason of its ownership of or rights in the Warrant and (B) such beneficial ownership of such greater number of shares would otherwise cause such Approved Holder to become the Beneficial Owner of 50% or more of the Common Shares of the Company then outstanding, then for purposes of this Rights Agreement such Approved Holder shall not be deemed to beneficially own or be the Beneficial Owner of such greater number of shares to the extent such beneficial ownership would otherwise cause such Approved Holder to become the Beneficial Owner of 50% or more of the Common Shares of the Company then outstanding. "Warrant" shall mean that certain Warrant, dated April 24, 2000, to purchase 750,000 Common Shares, subject to adjustment, issued by the Company to LFSRI II Assisted Living LLC (the "Warrant"). "Approved Holder" shall mean LFREI and Prometheus, together with all of their Controlled Affiliates (as such term is defined in that certain Settlement Agreement dated September 29, 1999, among the Company, Prometheus, and certain entities affiliated with Prometheus) and any other Affiliate of LFREI and Prometheus, but solely to the extent of such other Affiliate's beneficial ownership of Common Shares also Beneficially Owned by LFREI and Prometheus and their Controlled Affiliates. Notwithstanding the foregoing, no Person shall become an "Acquiring Person" as the



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result of an acquisition of Common Shares by the Company which, by reducing the number of shares outstanding, increases the proportionate number of shares beneficially owned by such Person to 10% (or, in the case of the Approved Holder, 50%) or more of the Common Shares of the Company then outstanding; provided, however, that if a Person shall become the Beneficial Owner of 10% (or, in the case of the Approved Holder, 50%) or more of the Common Shares of the Company then outstanding solely by reason of share purchases by the Company and shall, after such share purchases by the Company, become the Beneficial Owner of any additional Common Shares of the Company (other than, in the case of an Approved Holder, by reason of the full or partial exercise of the Warrant), then such Person shall be deemed to be an "Acquiring Person." Notwithstanding the foregoing, if the Board of Directors of the Company determines in good faith that a Person who would otherwise be an "Acquiring Person", as defined pursuant to the foregoing provisions of this Section 1.1, has become such inadvertently, and without any intention of changing or influencing control of the Company, and such Person divests as promptly as practicable a sufficient number of Common Shares so that such Person would no longer be an Acquiring Person, as defined pursuant to the foregoing provisions of this Section 1.1, then such Person shall not be deemed to be or have become an "Acquiring Person" for any purposes of this Agreement (so long as such Person does not become an Acquiring Person after such divestiture)."

                  Effectiveness. This Amendment shall be deemed effective as of April 24, 2000 as if executed by both parties on such date. Except as amended hereby, the Rights Agreement shall remain in full force and effect and shall be otherwise unaffected hereby.

                  Miscellaneous. This Amendment shall be deemed to be a contract made under the laws of the State of Delaware and for all purposes shall be governed by and construed in accordance with the laws of such state applicable to contracts to be made and performed entirely within such state, without giving effect to the choice of law provisions thereof. This Amendment may be executed in any number of counterparts, each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument. If any term, provision, covenant or restriction of this Amendment is held by a court of competent jurisdiction or other authority to be invalid, illegal, or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Amendment shall remain in full force and effect and shall in no way be affected, impaired or invalidated.



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                  IN WITNESS WHEREOF, the parties hereto have caused this Second
Amendment to Rights Agreement to be duly executed as of the date first above written.



ARV ASSISTED LIVING, INC.


                  By:  _____________________________________

                  Name: ____________________________________

                  Its:______________________________________



CHASEMELLON SHAREHOLDER SERVICES, L.L.C.


                  By:  _____________________________________

                  Name:_____________________________________

                  Its:______________________________________